RESTATED EMPLOYMENT AGREEMENT
                          -----------------------------


         This Agreement made and entered into as of the first day of May, 1997, by and between QUIPP SYSTEMS, INC., a Florida corporation hereinafter called "COMPANY," which term shall include its successors or assigns, and LOUIS D. KIPP, of Miami, Florida, hereinafter called "EMPLOYEE," which term shall include his heirs, personal representatives or assigns wherever the context so requires or admits.
                              W I T N E S S E T H :

         WHEREAS, COMPANY is a Florida corporation, involved in the design and manufacture of material handling equipment for the newspaper and commercial printing industries; and

         WHEREAS, COMPANY and EMPLOYEE entered into that certain Employment Agreement dated the 20th day of July, 1989; and

         WHEREAS, COMPANY and EMPLOYEE entered into that certain Amendment to Employment Agreement dated the 30th day of April 1991; and

         WHEREAS, COMPANY and EMPLOYEE entered into that certain Restated Employment Agreement dated the 1st day of May, 1993; and

         WHEREAS, COMPANY and EMPLOYEE entered into that certain Restated Employment Agreement dated the 1st day of May 1995; and

         WHEREAS, COMPANY and EMPLOYEE wish to further amend and modify such Employment Agreement to provide for the continued retention of the services of EMPLOYEE as President of COMPANY until such time as a successor is designated by the Board of Directors

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of COMPANY and assumes the responsibilities of that office, and thereafter to provide for the performance of services by EMPLOYEE on a consulting basis.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties as follows:

         1. COMPANY employs EMPLOYEE as its President and Chief Executive Officer to serve and perform such duties at such times (but not to exceed an average of four days per week) and places, and in such manner as the Board of Directors of COMPANY from time to time may direct, until such time as the Board of Directors designates a successor for EMPLOYEE as President and such successor assumes the responsibilities of that office (the "Succession Event"). Upon the occurrence of the Succession Event, EMPLOYEE will be designated President Emeritus of COMPANY.

         2. Following the Succession Event, COMPANY shall retain EMPLOYEE to provide services to COMPANY as a consultant to COMPANY. In his capacity as a consultant, EMPLOYEE will assist COMPANY with respect to such strategic planning, sales, engineering and other operational matters as are requested by COMPANY.

         3.       COMPANY agrees to pay EMPLOYEE prior to the Succession Event:

                  A. Basic compensation at the rate of One Hundred Ten Thousand ($110,000) dollars per annum, payable in bi-weekly installments of Four Thousand Two Hundred Thirty and 77/100 ($4,230.77) Dollars, plus any additional compensation granted by COMPANY'S Board of Directors during the life of the contract, said increases to apply until the earlier of (i) the end of the term of the contract remaining after the effective date of such increases and (ii) the Succession Event.

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                  B. An incentive bonus pursuant to the QUIPP, INC. EXECUTIVE
INCENTIVE COMPENSATION PLAN. The amount of the corporate contribution to the plan, if any, and the allocation of bonuses, if any, to EMPLOYEE will be established by the Board of Directors of Quipp Inc., a Florida corporation that is the only shareholder of COMPANY, and/or a duly designated committee thereof.

         4. COMPANY agrees to pay EMPLOYEE after the Succession Event, for EMPLOYEE'S services as a consultant, at the rate of $600 for each day EMPLOYEE provides services pursuant to this Agreement.

         5. During the term of this Agreement, COMPANY shall, both before and after the Succession Event:

                  A. Provide EMPLOYEE with an automobile and its reasonable operating expenses. The acquisition of such automobile shall be approved by the Compensation Committee of COMPANY'S Board of Directors or, if such a Committee has not been appointed, by COMPANY'S Board of Directors. Any tax liability incurred by EMPLOYEE as a result of the provision of this vehicle shall be the responsibility of EMPLOYEE.

                  B. In accordance with COMPANY practice regarding such expenses, reimburse EMPLOYEE for travel and entertainment expense reasonably incurred as a consequence of his employment by, or service as a consultant to, COMPANY.

         6. A. COMPANY agrees that it will continue EMPLOYEE'S health insurance (which, for purposes of this Agreement shall be deemed to include family coverage then available to a full-time employee similarly situated (i.e., serving in an executive capacity)) until EMPLOYEE'S seventieth (70th) birthday, provided that EMPLOYEE pays the same premium or

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portion thereof as is then paid by any full-time employee similarly situated
(regardless of whether such premium is payable before or after the Succession Event and regardless of whether the EMPLOYEE is then providing services to the COMPANY) for such equivalent coverage. During the time of continuation of said insurance, insurance provided by COMPANY shall be subordinate to any other health insurance (including Medicare or any other governmentally provided coverage) for which EMPLOYEE is eligible; provided, that the COMPANY shall reimburse EMPLOYEE for any Medicare, Part B premiums paid by EMPLOYEE during such time.

                  B. EMPLOYEE shall pay amounts payable by EMPLOYEE under
Section 6.A at the beginning of the relevant year or portion thereof for which EMPLOYEE is entitled to receive health insurance pursuant to this Section 6, based on the estimated average premium payable by a participant for equivalent coverage, and an appropriate adjustment shall be made at the end of such period, based on the actual premium paid per participant for equivalent coverage.

         7. By its approval hereof, Quipp, Inc. agrees that upon termination of this Agreement or any extension of this Agreement or, if earlier, upon the occurrence of the Succession Event, Quipp, Inc. shall vest EMPLOYEE one hundred percent (100%) in all options that he holds to acquire shares of Quipp, Inc. stock pursuant to any Quipp, Inc. stock option plan or similar plan.

         8. EMPLOYEE agrees to devote his time and attention to the business of the COMPANY as set forth in Section 1 hereof and not to become engaged in any competing business or practice during the term hereof.

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         9. Prior to the Succession Event, EMPLOYEE shall be entitled to a vacation, sick days and participation in the normal employee fringe benefits offered by the COMPANY from time to time to any other employee, subject to the same eligibility and accrual rules as any other employee. Following the Succession Event, EMPLOYEE shall be entitled to paid vacation time, which shall accrue on a monthly basis. The amount of vacation time accrued per month will bear the same proportion to 1/12 of the annual paid vacation time accrued by EMPLOYEE in 1996 as the number of days of consulting service provided by EMPLOYEE in a month bears to the number of regular work days for full time employees of the COMPANY during that month.

         10. This Agreement (other than the provisions of Section 6) shall terminate on April 30, 1999; provided, that this Agreement may be extended for additional one year terms upon written agreement between COMPANY and EMPLOYEE.

         11. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         12. This Agreement shall inure to and be binding on the parties hereto and their respective heirs, successors and assigns.

         13. This document shall be construed for all purposes as a Florida document and shall be interpreted and enforced in accordance with the laws of the State of Florida.

         14. This Agreement contains the entire understanding among the parties hereof, and supersedes all prior agreements and understandings, including the agreements referenced in the preambles to this Agreement. This Agreement shall become effective when signed by the parties hereto and when Quipp, Inc. indicates, by its signature hereto, approval of this Agreement, and by such approval, Quipp, Inc. agrees to the provisions of Section 7. This Agreement may be

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amended by a written agreement between COMPANY and EMPLOYEE that is approved in writing by Quipp, Inc.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                           QUIPP SYSTEMS, INC.



                           BY: /s/ Crister A. Sjogren
                               -----------------------------------------------
                                   Crister A. Sjogren, Executive Vice President





                           /s/ Louis D. Kipp
                           ---------------------------------------------------
                           LOUIS D. KIPP


                           APPROVED:

                           QUIPP, INC.


                           BY: /s/ Jack D. Finley
                               -----------------------------------------------
                               Jack D. Finley, Chairman of the Board


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